Exhibit 99.1

CONTACT: Investor inquiries: ir@corcept.com Media inquiries: communications@corcept.com www.corcept.com

FDA FILES CORCEPT’S NEW DRUG APPLICATION FOR RELACORILANT AS

TREATMENT FOR PATIENTS WITH HYPERCORTISOLISM

FDA assigns a Prescription Drug User Fee Act (PDUFA) target action date of December 30, 2025

REDWOOD CITY, Calif., (March 3, 2025) — Corcept Therapeutics Incorporated (NASDAQ: CORT), a commercial-stage company engaged in the discovery and development of medications to treat severe endocrinologic, oncologic, metabolic and neurologic disorders by modulating the effects of the hormone cortisol, today announced that the U.S. Food and Drug Administration (FDA) filed its New Drug Application (NDA) submission for its proprietary, selective cortisol modulator, relacorilant, to treat patients with endogenous hypercortisolism (Cushing’s syndrome).

Corcept’s NDA is based on positive results from the pivotal GRACE trial and confirmatory evidence from the Phase 3 GRADIENT trial, long-term extension trial, and a Phase 2 trial in hypercortisolism. Patients in these trials who received relacorilant experienced improvements in a wide array of hypercortisolism’s signs and symptoms. Relacorilant was well tolerated. Notably, there were no instances of drug-induced adrenal insufficiency, hypokalemia or QT prolongation – serious adverse events that can arise in patients taking currently approved medications – and no adverse events associated with activity at the progesterone receptor, such as endometrial thickening or vaginal bleeding.

“The FDA’s acceptance of our New Drug Application takes us another step closer to bringing relacorilant to patients with hypercortisolism,” said Joseph Belanoff, M.D., Corcept’s Chief Executive Officer. “Relacorilant’s combination of efficacy and safety gives it the potential to become the new standard of care for patients struggling with the devastating impact of this disease.”

About Relacorilant

Relacorilant is a selective cortisol modulator that binds to the glucocorticoid receptor but not to the body’s other hormone receptors. Corcept is studying relacorilant in a variety of serious disorders in addition to endogenous hypercortisolism (Cushing’s syndrome), including ovarian and prostate cancer. Relacorilant is proprietary to Corcept and is protected by composition of matter, method of use and other patents. Relacorilant has orphan drug designation in the United States and the European Union for the treatment of Cushing’s syndrome.

About Hypercortisolism (Cushing’s Syndrome)

Hypercortisolism is caused by excessive activity of the hormone cortisol. Symptoms vary, but most patients experience one or more of the following manifestations: hypertension, central obesity, elevated blood sugar and difficult-to-control type 2 diabetes, severe fatigue and weak muscles. Irritability, anxiety, depression and cognitive disturbances are common. Hypercortisolism can affect every organ system and can be lethal if not treated effectively.

About Corcept Therapeutics

For over 25 years, Corcept’s focus on cortisol modulation and its potential to treat patients with a wide variety of serious disorders has led to the discovery of more than 1,000 proprietary selective cortisol modulators. Corcept is conducting advanced clinical trials in patients with hypercortisolism, solid tumors, ALS and liver disease. In February 2012, the company introduced Korlym®, the first medication approved by the U.S. Food and Drug Administration for the treatment of patients with endogenous hypercortisolism. Corcept is headquartered in Redwood City, California. For more information, visit Corcept.com.

Forward-Looking Statements

Statements in this press release, other than statements of historical fact, are forward-looking statements based on our current plans and expectations and are subject to risks and uncertainties that might cause our actual results to differ materially from those such statements express or imply. These risks and uncertainties are set forth in our SEC filings, which are available at our website and the SEC’s website.

In this press release, forward-looking statements include statements concerning: the results of our GRACE, GRADIENT, long-term extension and Phase 2 studies; relacorilant’s efficacy, safety and other clinical attributes and its potential to receive regulatory approval and become a standard-of-care treatment for patients with endogenous hypercortisolism; regulatory oversight of relacorilant, including the outcome of its NDA submission and the timing of the FDA’s decision; relacorilant’s acceptance and use by physicians and patients and its commercial prospects; and relacorilant’s orphan drug designation and the scope and protective power of our intellectual property. We disclaim any intention or duty to update forward-looking statements made in this press release.